EXHIBIT 10.1

AMENDMENT NO. 1 TO NON-COMPETITION AGREEMENT

THIS AMENDMENT NO. 1 TO NON-COMPETITION AGREEMENT (the “Amendment”) is made and entered into as of the 31st day of March, 2005, (“Effective Date”), by and between Greene County Bancshares, Inc. (“Company”) and Kenneth R. Vaught (“Employee”).

WITNESSETH:

WHEREAS, the Company and Employee are parties to a Non-Competition Agreement, executed on August 10, 2004 (the “Agreement”); and

WHEREAS, the Company and Employee desire to amend the Agreement, as set forth herein, to eliminate the requirement that, in the event of Employee’s death, Employee’s beneficiaries would not receive any benefits until such time as Employee would have reached age fifty (50).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

AGREEMENT:

1.	Amendment of Agreement. The Agreement is hereby amended as follows:

(a) The second paragraph of Section 8 shall be deleted in its entirety and replaced with the following:

“If Employee is still employed by Company on his fiftieth (50th) birthday, Employee may agree to continue to be bound by the non-competition provisions contained herein, in which case his deferred compensation benefit shall continue to accrue until age sixty (60) as provided in the attached Schedule A.”

(b)  Footnote (2) on Schedule A shall be deleted in its entirety and replaced with the following:

“(2) Upon Employee’s death, benefit payments commence within 90 days of the date of receipt of the death certificate. The listed annual benefit amount is to be paid in equal monthly installment for 10 years.”

2.	Full Force and Effect. Except as amended by this Amendment, the Agreement, as originally executed by the parties, shall remain in full force and effect.

3.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

4.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Tennessee, without regard to the conflicts of laws provisions thereof.

IN WITNESS WHEREOF, Employee and a duly authorized Company officer have signed this Agreement.

THE EMPLOYEE:	THE COMPANY:
Greene County Bancshares, Inc.

/s/ Kenneth R. Vaught	/s/ R. Stan Puckett
Kenneth R. Vaught	Title: Chairman of the Board and Chief Executive Officer
President & COO

Greene County Bank

/s/ Bill Terry Leonard
Title: Chairman of Compensation Committee